Exhibit 99.1

Unaudited Pro Forma Condensed Combined Financial Information

On October 9, 2015, in connection with the previously announced Agreement and Plan of Merger (the “Agreement”), dated as of September 23, 2015, by and among PMI, BillGuard, Beach Merger Sub, Inc., a wholly owned subsidiary of PMI (“Merger Sub”) and Shareholder Representative Services LLC, solely in its capacity as the Stockholders’ Representative, PMI acquired all of the outstanding shares of BillGuard, and merged BillGuard with and into Merger Sub, with BillGuard surviving the merger (the “Merger”).

The following unaudited pro forma combined condensed financial information and related notes has been prepared in accordance with SEC Regulation S-X Article 11 and present the historical condensed combined financial information of PMI and Billguard after giving effect to PMI’s acquisition of Billguard that was completed on October 9, 2015 as well as the assumptions, reclassifications, and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2015 is presented as if the acquisition of BillGuard had occurred on September 30, 2015.  The Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2014 and the nine months ended September 30, 2015 has been presented as if the acquisition had occurred on January 1, 2014.  The historical financial information is adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma adjustments that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial information is not necessarily indicative of the combined financial position or results of operations that would have been realized had the acquisition occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position of future results of operations that PMI will experience after the acquisition. No adjustment has been made for actions that may be taken following the completion of the acquisition, such as any of PMI's integration plans related to BillGuard. Additionally, the impact of any potential cost savings or one-time costs that may result from the acquisition are not reflected in the unaudited pro forma condensed combined financial information. As a result, the actual amounts recorded in the consolidated financial statements of PMI will differ from the amounts reflected in the unaudited condensed combined pro forma financial statements, and the differences may be material.

The unaudited pro forma condensed combined financial information was prepared using the purchase method of accounting for business combination with PMI treated as the acquiror. Accordingly, the historical consolidated financial information has been adjusted to give effect to the impact of the consideration paid in connection with the acquisition. In the Unaudited Pro Forma Condensed Combined Balance Sheet, PMI’s cost to acquire BillGuard has been allocated to the assets acquired and liabilities assumed based upon management’s preliminary estimate of their respective fair values as of the date of acquisition. The difference between the fair value of the consideration paid and the fair value of the assets and liabilities acquired has been recorded as goodwill. The amounts allocated to acquired assets and liabilities in the Unaudited Pro Forma Condensed Combined Balance Sheet are based on management’s preliminary internal valuation estimates and consultations with outside valuation experts. Definitive allocations are being performed and will be finalized based upon certain valuations and other studies, including but not limited to studies regarding intangible assets, deferred revenues, and contingent consideration. These valuations and other studies will be completed by PMI and in some cases in consultation with outside valuation specialists. Accordingly, the purchase allocation pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information and are subject to revision based on a final determination of fair values.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2015

(in thousands)

	Historical
	Prosper Marketplace, Inc.	BillGuard, Inc.	Pro Forma Adjustments	Notes	Pro Forma Combined
Assets
Cash and Cash Equivalents	$120,522	$846	$(25,860)	3a)	$95,508
Restricted Cash	152,397	104	-		152,501
Investments, at Fair Value	47,104	-	-		47,104
Accounts Receivable	1,499	20	-		1,519
Loans Held for Sale, at Fair Value	34	-	-		34
Borrower Loans, at Fair Value	286,462	-	-		286,462
Property and Equipment, Net	20,067	94	(10)	3b)	20,151
Prepaid and Other Assets	9,024	72	-		9,096
Servicing Assets	11,300	-	-		11,300
Goodwill	16,825	-	22,750	3c)	39,575
Intangibles Assets, Net	2,979	-	11,100	3d)	14,079
Total Assets	$668,213	$1,136	$7,980		$677,329
Liabilities, Convertible Preferred Stock and Stockholders' Deficit
Accounts Payable and Accrued Liabilities	$26,188	$3,201	$(1,362)	3e)	$28,027
Payable to Investors	136,757	-	-		136,757
Class Action Settlement Liability	5,926	-	-		5,926
Notes at Fair Value	287,254	-	-		287,254
Deferred Tax Liability	-	-	4,112	3f)	4,112
Repurchase Liability for Unvested Restricted Stock Awards	568	-	-		568
Long Term Loans	-	1,455	(1,455)	3g)	-
Convertible Debt	-	4,609	(4,609)	3g)	-
Other	-	-	3,800	3h)	3,800
Total Liabilities	456,693	9,265	486		466,444

Convertible Preferred Stock	275,938				275,938
Stockholders' Deficit
Common Stock	123	11	(11)	3i)	123
Series "A" Preferred Stock	-	9	(9)	3i)	-
Series "B" Preferred Stock	-	7	(7)	3i)	-
Additional Paid-In Capital	97,131	13,787	(13,787)	3i)	97,131
Less: Treasury Stock	(23,417)	-	-		(23,417)
Accumulated Deficit	(138,259)	(21,943)	21,308	3j)	(138,894)
Accumulated Other Comprehensive Income	4	-	-		4
Total Stockholders' Deficit	(64,418)	(8,129)	7,494		(65,053)
Total Liabilities, Convertible Preferred Stock and Stockholders' Deficit	$668,213	$1,136	$7,980		$677,329

Please read in conjunction with accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months

Ended September 30, 2015

(in thousands, except per share data)

	Historical
	Prosper Marketplace, Inc.	BillGuard, Inc.	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenue
Operating Revenue
Transaction Fees, Net	$111,984	$-	$-		$111,984
Servicing Fees, Net	10,796	-	-		10,796
Gain on Sale of Borrower Loans	9,881	-	-		9,881
Other Revenue	4,935	71	-		5,006
Total Operating Revenue	137,596	71	-		137,667
Net Interest Income
Interest Income on Borrower Loans	30,892	-	-		30,892
Interest Expense on Notes	(28,561)	-	-		(28,561)
Net Interest Income	2,331	-	-		2,331
Change in Fair Value of Borrower Loans, Loans Held for Sale and Notes, Net	(66)	-	-		(66)
Total Net Revenue	139,861	71	-		139,932
Expenses
Origination and Servicing	22,335	-	-		22,335
Sales and Marketing	76,996	1,246	319	3k)	78,561
General and Administrative	57,570	2,894	4,396	3l)	64,860
Interest Expense	-	1,104	(1,104)	3m)	-
Total Expenses	156,901	5,244	3,611		165,756
Net Loss Before Taxes	(17,040)	(5,173)	(3,611)		(25,824)
Income Tax Expense	284	(10)	-		274
Net Loss	$(17,324)	$(5,163)	$(3,611)		$(26,098)
Net Loss Per Share – Basic and Diluted	$(1.58)				$(2.38)
Weighted-Average Shares - Basic and Diluted	10,949,396				10,949,396

Please read in conjunction with accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

Unaudited Pro Forma Combined Condensed Statement of Operations for the Year

Ended December 31, 2014

(in thousands, except per share data)

	Historical
	Prosper Marketplace, Inc.	BillGuard, Inc.	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenue
Operating Revenue
Transaction Fees, Net	$68,229	$-	$-		$68,229
Servicing Fees, Net	4,552	-	-		4,552
Gain on Sale of Borrower Loans	3,227	-	-		3,227
Other Revenue	1,828	(141)	-		1,687
Total Operating Revenue	77,836	(141)	-		77,695
Interest Income
Interest Income on Borrower Loans	42,087	-	-		42,087
Interest Expense on Notes	(38,734)	-	-		(38,734)
Net Interest Income	3,353	-	-		3,353
Change in Fair Value of Borrower Loans, Loans Held for Sale and Notes, Net	128	-	-		128
Total Net Revenue	81,317	(141)	-		81,176
Expenses
Origination and Servicing	14,098	-	-		14,098
Sales and Marketing	41,971	2,269	354	3k)	44,594
General and Administrative	27,917	3,428	6,190	3l)	37,535
Interest Expense	-	112	(112)	3m)	-
Total Expenses	83,986	5,809	6,432		96,227
Net Loss Before Taxes	(2,669)	(5,950)	(6,432)		(15,051)
Income Tax Expense	-	60	-		60
Net Loss	$(2,669)	$(6,010)	$(6,432)		$(15,111)
Less: Excess Return to Preferred Shareholders on Repurchase	(14,892)	-	-		(14,892)
Net Loss Attributable to Common Stockholders	$(17,561)	$(6,010)	$(6,432)		$(30,003)
Net Loss Per Share – Basic and Diluted	$(1.97)				$(3.37)
Weighted-Average Shares - Basic and Diluted	8,896,801				8,896,801

Please read in conjunction with accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 – Basis of Pro Forma Presentation

The Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2015 combines the historical unaudited consolidated condensed balance sheet of PMI derived from the unaudited condensed consolidated financial statements from its Quarterly Report on Form 10-Q for nine months ended September 30, 2015 and the historical unaudited consolidated balance sheet of BillGuard, giving effect to the transaction as if it had been completed on September 30, 2015. The Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2015 and for the year ended December 31, 2014 were derived from the Unaudited Condensed Consolidated Statements of Operations from PMI’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2015 and the audited consolidated financial statements from PMI’s Annual Report on Form 10-K for the year ended December 31, 2014, respectively with the historical consolidated statements of operations of BillGuard for the same periods and has been prepared as if the transaction occurred on January 1, 2014.

BillGuard’s audited historical consolidated financial statements for the year ended December 31, 2014 and unaudited condensed consolidated financial statements for the nine months ended September 30, 2015 are included in this Current Report on Form 8-K/A. These statements should be read in conjunction with the historical financial statements.

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the Unaudited Pro Forma Condensed Combined Statements of Operations, expected to have a continuing impact on the combined results.

PMI has accounted for the acquisition of Billguard under the acquisition method of accounting in accordance with the authoritative guidance on business combinations. As such, PMI uses management’s best estimates and assumptions to allocate the fair value to the tangible and intangible assets acquired and liabilities assumed as of the acquisition date.  Goodwill as of the acquisition date is measured as the excess of purchase consideration over the fair value of net tangible assets and identifiable intangible assets acquired. The pro forma financial statements and related notes include pro forma adjustments based on a preliminary valuation of acquired assets and assumed liabilities of Billguard.  The final purchase price allocation will differ from that reflected in the unaudited pro forma financial statements.

The unaudited pro forma financial statements are presented solely for informational purposes and are not necessarily indicative of the combined results of operations or financial position that might have been achieved for the period or dates indicated, nor is it necessarily indicative of the future results of the combined company.

The unaudited pro forma financial statements do not reflect any integration activities or cost savings from operating synergies, or any revenue, tax, or other synergies that could result from the acquisition.

Certain reclassification adjustments have been made to conform to the current presentation.  The following reclassification adjustments have been made to BillGuard’s historical financial statements to conform to PMI’s presentation (in thousands):

	Historical BillGuard, Inc.		Reclassification adjustments to conform to PMI presentation	Revised historical BillGuard, Inc.
Balance Sheet
As of September 30, 2015
Accounts Payable and Accrued Liabilities		$542	$2,659	$3,201
Deferred Revenues		2,450	(2,450)	-
Other Current Liabilities		209	(209)	-

Income Statement
Nine months ended September 30, 2015
Other Revenue		$60	$11	71
Sales and Marketing		-	1,246	1,246
General and Administrative		-	2,894	2,894
Cost of Revenues		18	(18)	-
Research and Development		1,522	(1,522)	-
Marketing, General and Administrative		2,600	(2,600)	-
Other Expenses (Income)		(11)	11	-

Year ended December 31, 2014
Other Revenue	$		$(141)	$(141)
Sales and Marketing		-	2,269	2,269
General and Administrative		-	3,428	3,428
Research and Development		2,239	(2,239)	-
Marketing, General and Administrative		3,458	(3,458)	-
Other Expenses (Income)		141	(141)	-

Note 2 – Purchase Consideration and Preliminary Purchase Price Allocation

Under the terms of the Agreement, the BillGuard stockholders received an aggregate of $20 million in cash at the closing of the Merger, subject to certain deductions for debt and expenses. If certain conditions of an earn-out are met within a 12-month period of the closing of the Merger, the BillGuard stockholders will receive up to an additional $5 million (the “Contingent Consideration”).  PMI is also indemnified by BillGuard’s stockholders for certain liabilities.

The following table presents the components of the purchase consideration transferred (in thousands):

Cash	$19,112
Fair Value of Contingent Consideration	3,600
Total Purchase Consideration	$22,712

The purchase consideration excludes $5.1 million that was used to settle assumed debt and merger related payables of BillGuard on the merger date.

The following table presents the preliminary purchase price allocation of the assets acquired and liabilities assumed based on their estimated fair values as of October 9, 2015 as if the acquisition had occurred on September 30, 2015, which is the assumed acquisition date for purposes of the pro forma balance sheet (in thousands):

Restricted cash	$104
Property and Equipment	84
Accounts Receivable	20
Prepaids and Other Assets	72
Identified Intangible Assets	11,100
Goodwill	22,750
Accounts Payable and Accrued Expenses	(751)
Deferred Tax Liability	(4,112)
Long Term Debt	(1,455)
Convertible Loan	(3,700)
Deferred Revenue	(1,400)
Total Purchase Consideration	$22,712

The preliminary identified intangible assets are comprised of customer relationships and developed technology, with preliminary acquisition date fair values of $3.6 million and $7.5 million, respectively. The customer relationship intangible assets are being amortized on an accelerated basis over a three year period.  The developed technology intangible asset is being amortized on a straight line basis over five years.

PMI believes the amount of goodwill resulting from the allocation of purchase consideration is primarily attributable to expected operating synergies, assembled workforce, and the future development initiatives of the assembled workforce, which will position PMI to be able to further expand its long-term growth strategy.  Goodwill is not expected to be deductible for tax purposes.

Upon completion of the fair value assessment, it is anticipated that the final purchase price allocation will differ from the preliminary assessment outlined above.  Any changes to the preliminary estimate of fair value of the assets acquired and liabilities assumed will be recoded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill.

Note 3 – Notes to Unaudited Pro Forma Condensed Combined Financial Statements

The specific pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

a)	Cash (in thousands):
September 30, 2015
Cash consideration paid to BillGuard Stockholders	$19,958
Cash paid on closing of the merger to BillGuard debt holders	$4,955
Cash paid on closing for BillGuard's merger costs	947
Total adjustments to Cash	$25,860
b)	To record preliminary fair value adjustments for acquired property and equipment.
c)	To record preliminary goodwill for purchase consideration in excess of the fair value of net assets acquired in connection with the BillGuard purchase.
d)	To record the preliminary estimate of the fair value of acquired technology and client relationships in connection with the BillGuard purchase.
e)	Accounts payable and Accrued Expenses consists of (in thousands):

September 30, 2015
To record fair value adjustments to acquired deferred revenue in connection with the BillGuard acquisition	$(1,050)
To accrue for additional transaction costs incurred by PMI and BillGuard prior to the acquisition date	635
To record payoff of transaction costs on closing	(947)
Total adjustments to Accounts Payable and Accrued Liabilities	$(1,362)
f)	To record Deferred Tax Liability assumed in connection with the acquisition of BillGuard.
g)	To record settlement of Long Term Loans and Convertible Debt as a result of the acquisition.
h)	To record contingent consideration and interest payable in connection with the acquisition of BillGuard.
i)	To eliminate BillGuard’s Additional Paid-in Capital, Preferred Stock and Common Stock in connection with the acquisition.
j)	Accumulated Deficit (in thousands):
September 30, 2015
To eliminate historical accumulated deficit of BillGuard	$21,943
To record additional transaction costs incurred by PMI and BillGuard	(635)
Total adjustments to Accumulated Deficit	$21,308
k)

To record an adjustment for the share-based awards. Represents the difference between BillGuard’s historical share-based compensation expense and the estimated share-based compensation expense related to replacement awards issued to continuing employees.

l)	General and Administrative (in thousands):
	Nine Months Ending September 30, 2015	Year ended December 31, 2014
To record an adjustment for the share-based awards represents the difference between BillGuard’s historical share-based compensation expense and the estimated share-based compensation expense related to replacement awards issued to continuing employees.	$2,371	$2,890
To record amortization expense related to the acquired identified intangible assets calculated as if the acquisition had occurred on January 1, 2014	2,025	3,300
Total adjustments to General and Administrative	$4,396	$6,190
m)	To eliminate Financial Expense as a result of the settlement of the debt in relation to the acquisition.